[LOGO] MCP   MINNEOSOT CORN PROCESSORS, LLC

             901 NORTH HIGHWAY 59  MARSHALL, MN  56258-2744  PHONE: 507-537-2676
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                             N E W S   R E L E A S E

FOR RELEASE                CONTACT: L. Dan Thompson
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1100CST6/28/01             MCP: (507) 537-2676


                            MINNESOTA CORN PROCESSORS
                   REPORTS PRELIMINARY SECOND QUARTER PROFITS

                          HOPEFUL ON OUTLOOK OF ETHANOL

MARSHALL, MN, JUNE 28, 2001 - MINNESOTA CORN PROCESSORS, LLC (MCP), A CORN-WET MILLER AND SUPPLIER OF FOOD INGREDIENTS, STARCH AND ETHANOL, ANNOUNCED THURSDAY AT ITS SHAREHOLDERS ANNUAL MEETING THAT THE EARNINGS FOR THE FIRST TWO MONTHS OF THE SECOND QUARTER OF 2001 ARE $6.5 MILLION. PROJECTED EARNINGS FOR THE QUARTER ARE ESTIMATED AT $9 - 10 MILLION. THE ORIGINAL BUSINESS PLAN FOR THE QUARTER PROJECTED EARNINGS OF $4.5 MILLION.

"WE ARE VERY PLEASED WITH THIS PROGRESS IN EARNINGS," SAID DAN THOMPSON, MCP PRESIDENT AND CHIEF EXECUTIVE OFFICER. "I SEE THIS AS THE BEGINNING OF THE TARGETED ACCOMPLISHMENTS THAT WE HAVE BEEN TALKING ABOUT AND WORKING ON DURING THIS TURNAROUND PERIOD OF FOUR YEARS. I AM EXCITED ABOUT THE FUTURE OF MCP AND I AM COMMITTED ON IMPLEMENTING NEW BUSINESS STRATEGIES TO HELP MCP CONTINUE TO SUCCEED."

"INCREASES IN GERM, ETHANOL, AND SWEETENER PRICING HAVE CONTRIBUTED TO THE EARNINGS," THOMPSON TOLD A CROWD OF APPROXIMATELY 1,500 AT ITS ANNUAL MEETING HELD AT JACKPOT JUNCTION IN MORTON, MINNESOTA. IF PROJECTED EARNINGS ARE MET FOR THE QUARTER, IT WOULD BE THE THIRD OR FOURTH HIGHEST PROFIT QUARTER IN MCP'S EIGHTEEN-YEAR HISTORY.

THOMPSON IS ALSO ENCOURAGED ABOUT THE NEW OUTLOOK ON ETHANOL. "THE ENVIRONMENTAL PROTECTION AGENCY'S DENIAL OF CALIFORNIA'S REQUESTED WAIVER UNDER THE CLEAN AIR ACT WILL SUBSTANTIALLY INCREASE THE NEED AND PRODUCTION OF ETHANOL. THIS IS GREAT NEWS FOR CORN PRODUCERS AND MCP. WE ARE HOPING TO CAPITALIZE ON THIS BY EXPLORING EVEN MORE OPPORTUNITIES IN ETHANOL, SUCH AS NEW BUSINESS VENTURES AND JOINTLY MARKETING ETHANOL PRODUCED BY OTHERS," THOMPSON SAID.

JERRY JACOBY, MCP'S CHAIRMAN OF THE BOARD SAID, "I AM PLEASED TO SEE MCP'S MANAGEMENT WORK TOWARD INCREASING THE ETHANOL OUTPUT AT OUR PLANTS. THE MARSHALL, MINNESOTA PLANT IS CURRENTLY IN THE PROCESS OF INCREASING ITS ETHANOL PRODUCTION BY 5 MILLION GALLONS A YEAR. MANAGEMENT IS ALSO IS IN THE PROCESS OF REQUESTING PERMISSION FROM THE STATE OF NEBRASKA TO INCREASE ETHANOL PRODUCTION BY 20 MILLION GALLONS AT THE COLUMBUS, NEBRASKA PLANT."


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MINNESOTA CORN PROCESSORS, LLC IS A CORN-WET MILLER WITH REFINERIES IN MARSHALL,
MN AND COLUMBUS, NE. THE COMPANY PRODUCES HIGH-QUALITY CORN SWEETENERS AND
STARCH PRODUCTS FOR SALE INTO THE BEVERAGE AND FOOD INDUSTRIES, AND OWNS AND OPERATES A NATIONWIDE NETWORK OF 17 CORN SWEETENER DISTRIBUTION TERMINALS. IN ADDITION TO ITS POSITION AS ONE OF THE LARGEST U.S. MANUFACTURERS OF FUEL ETHANOL, THE COMPANY PRODUCES STARCHES FOR SALE INTO THE PAPER AND CORRUGATING INDUSTRIES, FEED PRODUCTS AND ROAD DE-ICERS. THE COMPANY, HEADQUARTERED IN MARSHALL, MN, WAS FOUNDED AS A FARMER COOPERATIVE IN 1980 AND CONVERTED TO A 5,400-MEMBER LIMITED LIABILITY COMPANY ON JULY 1, 2000. FOR MORE INFORMATION, VISIT THE COMPANY'S WEB SITE AT WWW.MCP.NET.

This press release contains or may contain certain forward-looking statements concerning the Company's financial position, business and future prospects, in addition to other statements using words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. These statements contain certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on factors such as the following: fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general economic, business and market conditions in the various geographic regions and countries in which we manufacture and sell our products, including fluctuations in the value of local currencies and changes in regulatory controls regarding quotas, tariffs and biotechnology issues; and increased competitive and/or customer pressure in the corn refining industry. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of risk factors, see the Company's most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.

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